Exhibit 3.2(i)

FIRST UNITED CORPORATION
BYLAWS
AS AMENDED AND RESTATED
on December 17, 1997

ARTICLE I
Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on a day duly designated by the Board of Directors in the month of April in each year for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman or the President, or by a majority of the Board of Directors, and shall be called by the Chairman, the President, or the Secretary upon the request in writing of holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. The person to whom such request was made shall provide an estimate of the cost of the mailing and, upon payment of such cost, the notice of the meeting shall be mailed by the Corporation. If the person to whom such request in writing is made shall fail to issue a call for such meeting within ten (10) days after receipt of such request, then a majority of the Board of Directors or the stockholders owning of record a majority in amount of the stock of the Corporation, issued, outstanding and entitled to vote, may do so by giving ten (10) days' prior written notice of the time, place and object of the meeting in the manner set forth in Article 1, Section 4 hereof. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting,

SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be mailed, postage pre-paid by the Secretary, to each stockholder entitled to vote thereat at his post office address, as it appears upon the books of the Corporation, at least ten (10) days but not more than ninety (90) days before, the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

SECTION 6. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, or by a chairman to be elected by the Board of Directors prior to the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

SECTION 7. Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney, bearing a date not more than dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these Bylaws. If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon request of the holders of a majority of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the judge. Such judge shall be appointed by the Board of Directors prior to the meeting.

ARTICLE II
Board of Directors

SECTION 1. General Powers. The property and business of the Corporation shall be managed by the Board of Directors of the Corporation.

SECTION 2. Number of Directors. The number of directors shall be three (3) or such other number, but not less than three (3) nor more than twenty-five (25), as may be designated from time to time by resolution of a majority of the entire Board of Directors.

SECTION 3. Election and Term of Office. The Board of Directors shall be divided into classes as described in the Articles of Incorporation. Each Director shall hold office until the expiration of the term for which the Director is elected, except as otherwise stated in these Bylaws, and thereafter until his or her successor has been elected and qualifies. Election of Directors need not be by written ballot, unless required by these Bylaws.

SECTION 4. Nomination of Directors. Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Notice by a stockholder of intention to make any nominations shall be made in writing and shall be delivered or mailed to the Chairman of the Board or the President of the Corporation not less than 150 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of Directors which, for purposes of this provision, shall be deemed to be on the same date as the annual meeting of stockholders for the preceding year. Such notification shall contain the following information to the extent known by the notifying stockholder (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee's name being placed in nomination for Director; and (g) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. Nominations are not made in accordance herewith shall be disregarded and, upon the Chairman's instructions the Judge shall disregard all votes cast for each nominee.

SECTION 5. Filling Vacancies. In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired term of a director whose place shall be vacant until the election of his successor or until he shall be removed prior thereto by an affirmative vote of the holders of the holders of a majority of the stock. Similarly and in the event of the number of directors being increased as provided in these Bylaws, the additional directors so provided for shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected. A director of the Corporation may only be removed during the director's term of office for cause, which means criminal conviction of a felony, unsound mind, adjudication of bankruptcy, or conduct prejudicial to the interest of the Corporation, by the affirmative vote of a majority of the entire Board of Directors of the Corporation ( exclusive of the director being considered for removal) or by the affirmative vote of a majority of the outstanding capital stock of the Corporation entitled to vote for the election of directors. Stockholders shall not have the right to remove directors without such cause. Any attempt or special meeting of stockholders to remove a director for cause shall be permitted only after notice to the director describing the specific charges constituting cause thereunder, and a hearing at which the director has a full opportunity to refute the charges.

SECTION 6. Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine by resolution or by written consent of the directors. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of Maryland General Corporations Law.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held in pursuance thereof. The annual meeting of the Board of Directors shall be held at the next regularly scheduled meeting of the Board following the annual stockholders' meeting at which a Board of Directors is elected. Any business may be transacted at regular meetings of the Board.

SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President, and must be called by the Chairman, the President or the Secretary upon written request of a majority of the Board of Directors, by mailing the same at least two (2) days prior to the meeting, or by personal delivery, facsimile transmission, telegraphing or telephoning the same on the day before the meeting, to each director; but such notice may be waived by any other director. Unless otherwise limited in the notice thereof, any and all business may be transacted at any special meetings. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objects of any special meeting.

SECTION 9. Quorum. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by law or by the Corporation's Articles of Incorporation or by these Bylaws.

SECTION 10. Compensation of Directors. Directors shall be entitled to receive from the Corporation reimbursement of the expenses incurred in attending any regular or special meeting of the Board. The Board of Directors, by resolution of the Board, may provide for compensation to be paid to directors for their services, and may set a fixed sum for attendance at each regular or special meeting of the Board and of any committee of the Board on which directors serve. Such reimbursement and compensation shall be payable whether or not an adjournment be had because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, however, that directors who are employees of the Corporation shall not be entitled to any additional compensation for their services as directors.

SECTION 11. Executive Committee. The Board of Directors may appoint from among its members, by resolution passed by a majority of the whole Board, an Executive Committee, to consist of two or more of the directors of the Corporation. Except to the extent specified by resolution of the Board, the Executive Committee shall have and may exercise the powers of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee shall be responsible for reviewing and recommending changes to the Corporation's insurance pro-gram, overseeing compliance with the Corporation's Bylaws and Articles of Incorporation, supervising the Corporation's CEO, recommending to the Board a compensation policy for the CEO and other executive officers of the Corporation and its subsidiaries, recommending changes to the CEO's compensation package based on performance reviews, monitoring the performance of the Corporation and its subsidiaries, recommending changes to the Corporation's and subsidiaries' personnel policies, serving as a director nomination committee, and shall function with the authority of the full Board between meetings of the Board. The Executive Committee shall consist of the Chairman of the Board, the President, and such other directors as may be deter-mined by the Board. The Executive Committee shall meet at such time as may be fixed by the Committee or upon call of the Chairman of the Board. A majority of members of the Executive Committee shall have and exercise the authority of the Board of Directors in the interval between the meetings of the Board of Directors as permitted by applicable law.

SECTION 12. Audit Committee. The Board of Directors shall appoint from among its members, by resolution passed by a majority of the whole Board, an Audit Committee, to consist of two or more of the directors of the Corporation, none of whom shall be officers or employees of the Corporation and each of whom shall be independent of management of the Corporation. The duties of this committee shall be to review annually of the affairs of the Corporation and to report to the Board of Directors on its review, including whether adequate internal audit controls and procedures are being maintained, and make recommendations to the Board of Directors regarding changes in the manner of doing business, all as shall be deemed advisable. The Audit Committee shall also recommend to the Board of Directors on the selection of the firm of independent certified public accountants to audit the books and records of the Corporation. The Audit Committee shall review significant audit and accounting principles, policies and practices, meet with the Corporation's auditors to review the Corporation's internal auditing functions, meet with the Corporation's independent auditors to review the results of the annual examination, and review the recommendations of the auditors.

SECTION 13. Other Committees. The Board of Directors from time to time establish other committees of the Board to consist of two or more of the directors of the Corporation, and, by resolution passed by a majority of the whole Board, provide for such committees to have and to exercise such powers and authority and to perform such duties as may be assigned to it by the Board. Such committee or committees shall have such names as may be assigned to them by the Board. The members of any such committees shall be appointed by the Chairman of the Board and approved by the Board.

ARTICLE III
Officers

SECTION 1. Election and Tenure. The officers of the Corporation shall be the Chairman of the Board, a President, one or more Vice-Presidents (if so elected by the Board of Directors), a Secretary and a Treasurer, and such other officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. The Chairman of the Board and the President shall be directors and the other officers may, but need not be, directors. any two or more of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more offices. Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole board of Directors, and all officers, agents, and employees, other than officers appointed by the Board of Directors, shall hold office at the discretion of the Board of Directors and/or of the officers appointing them.

SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general charge and control of all its business affairs and properties. He shall preside at all meetings of the stockholders and the Board of Directors, except as provided in Article 1 section 6. the Chairman of the Board shall have all general powers conferred by these Bylaws or by law, including the power to sign, execute and deliver in the name and on behalf of the Corporation all authorized bonds, contracts and other obligations of the Corporation. He shall the general powers and duties of supervision and management usually vested in the chief executive officer. The Chairman shall be ex-officio a member of all the standing committees, except any audit or examining committee. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

SECTION 3. Powers and Duties of the President. The President shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers as well as specific powers and duties as may be conferred upon or assigned to him by the Board of Directors. In the case of the absence or disability of the Chairman, the duties of that offices shall be performed by the President.

SECTION 4. Powers and Duties of the Vice President. The Board of Directors may elect one or more Vice Presidents. Any Vice President 9 unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, by the Chairman, or by the President. In case of the absence or disability of the President, the duties of that office shall be performed by any Vice President. Any Vice President may, in the discretion of the Board of Directors, be designated as " executive," "senior," or by departmental or functional classification.

SECTION 5. Powers and Duties of the Secretary. the Secretary shall give , or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of hi absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman, or by the directors or stockholders upon whose written requisition the meeting is called as provided in these Bylaws. The Secretary shall record all the proceeding of the meetings of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman or the President, and attest the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman and the President.

SECTION 6. Powers and Duties of Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the Chairman, the President and the Board of Directors, whenever any of them so requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys and other properties of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors, the Chairman and the President.

SECTION 7. Powers and Duties of Other Assistant Officers. Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chairman, the President, or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

ARTICLE IV
Capital Stock

SECTION 1. Issue of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Certificate of Incorporation, or its amendments, as shall be approved by the Board of Directors. All certificates shall contain the manual or facsimile signature of the Chairman or the President and the Secretary or an Assistant Secretary, and shall contain the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction, provided that the Corporation may require, in its discretion, the giving of a bond of indemnity satisfactory to the Corporation. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

SECTION 2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

SECTION 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

SECTION 4. Closing Transfer Books. The Board of Directors may fix the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the directors may fix a date not less than ten (10) days nor more than ninety (90) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

ARTICLE V
Bank Accounts and Loans

SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman, the President or a Vice President and counter-signed by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

SECTION 2. Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

ARTICLE VI
Miscellaneous Provisions

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

SECTION 2. Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to the Corporation or to any director, officer or stockholder, unless otherwise provided in these Bylaws, such notice shall be deemed duly given if in writing, and personally delivered, or sent by telefax, or telegram, or by mail, by depositing the same in the U. S. mails, postage postpaid, addressed to the Corporation at its principal executive office, and to each director, officer or stockholder to whom such notice is given at his or her address as it appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder at the general post office in the City of Oakland, Maryland. Such notice shall be deemed to be given at the time the same is so personally delivered, telefaxed, telegraphed or so mailed. Any person may waive any notice required to be given under these Bylaws.

SECTION 3. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman, the President and the Vice President, or either of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the Corporation may hold stock.

ARTICLE VII
Amendment of Bylaws

The Board of Directors shall have full power to amend, alter or repeal these Bylaws, or any provision thereof, and may from time to time make additional Bylaws, upon approval thereof by a majority of the Board.

ARTICLE VIII
Indemnification

SECTION 1. As used in this Article VIII, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

SECTION 2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with a proceeding commenced by such director or officer against the Corporation or its directors or officers only if the proceeding was authorized by the Board of Directors.

SECTION 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

END OF BYLAWS